UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2000

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

Item 5.    Other Events

On April 20, 2001, we filed a registration statement on Form S-3, which registration statement was amended pursuant to amendment no. 1 to the registration statement filed on May 24, 2001 and amendment no. 2 to the registration statement filed on July 23, 2001, registering up to an aggregate of $190,000,000 of our common stock, $100,000,000 of which was carried over from a registration statement on Form S-3 that we filed on July 19, 2000, and $85,000,000 of which was carried over from a registration statement on Form S-3 that we filed on January 4, 2001, pursuant to Rule 429 of the Securities Act of 1933, as amended.

As an exhibit to the registration statement, we attached the Amended and Restated Common Stock Purchase Agreement, effective as of August 7, 2000, by and between Acqua Wellington North American Equities Fund, Ltd. and us, pursuant to which we could sell to Acqua Wellington, at a discount to the market price, up to $149,000,000 in shares of our common stock. Applicable Nasdaq National Market rules limit the number of shares of our common stock that we may issue under the Agreement with Acqua Wellington to approximately 3,703,000 shares. As of April 4, 2003, we have sold an aggregate of 3,687,366 shares of our common stock to Acqua Wellington under the Agreement in exchange for aggregate net proceeds of $113,700,000.

Since we have effectively reached this limit, as of April 4, 2003, we and Acqua Wellington mutually agreed to terminate the Agreement in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2003	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)